UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

Sunburst Acquisitions III, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-23559	84-14320001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd., Suite 1410
Los Angeles, CA 90024
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 310-696-0333 x125

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2008, Sunburst Acquisitions III, Inc. (the “Company”) consummated a migratory merger whereby Sunburst Acquisition III, Inc., a Colorado corporation was merged into Sunburst Acquisition III, Inc. (the “Surviving Company”), a Nevada corporation.  The Surviving Company was a newly formed wholly-owned subsidiary of the Company.

As a result of the merger: (i) the corporate affairs of the Surviving Company will be governed by Nevada law; (ii) each share of outstanding common stock of the Company prior to the merger was exchanged for one share of the Surviving Company; (iii) the par value of the Surviving Company’s common stock is $0.0001 per share; (iv) the Surviving Company is now governed by the laws of the State of Nevada, as a Nevada corporation, and (v) the Surviving Company’s bylaws shall govern. The merger was effected pursuant to that written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of August 22, 2008, as disclosed in the Company’s 14c information statement as filed with the Securities and Exchange Commission on September 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunburst Acquisitions III, Inc.

October 2, 2008	By:	/s/ Robert Brooke
Robert Brooke
Chief Executive Officer

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